Exhibit 21.1
SUBSIDIARIES OF ALBEMARLE CORPORATION

NAME	PLACE OF FORMATION
Aachener Chemische Werke Gesellschaft für glastechnische Produkte und Verfahren mbH	Germany
ACI Cyprus, L.L.C.	Delaware
Albemarle Australia Pty Ltd.	Australia
Albemarle Avonmouth Works Limited	United Kingdom
Albemarle Brazil Holdings LTDA.	Brazil
Albemarle Cambridge Chemicals Limited	United Kingdom
Albemarle Care Fund	Virginia
Albemarle Catalysts Company B.V.	Netherlands
Albemarle Chemical Canada Ltd.	Canada
Albemarle Chemicals (Shanghai) Company Limited	China
Albemarle Chemicals Korea, Ltd.	Korea
Albemarle Chemicals Ltd.	Cyprus
Albemarle Chemicals Private Limited	India
Albemarle Chemicals S.A.S.	France
Albemarle Chemicals South Africa (PTY) Ltd.	South Africa
Albemarle Corporation	Virginia
Albemarle de Venezuela C.A.	Venezuela
Albemarle Europe Sprl	Belgium
Albemarle Foundation	Virginia
Albemarle Global Finance Company SCA	Belgium
Albemarle Global Holdings Ltd	Seychelles
Albemarle Holdings Company Limited	Turks & Caicos Islands
Albemarle Holdings Limited	China
Albemarle Hungary Private Limited Liability Company	Hungary
Albemarle International Holdings CV	Netherlands
Albemarle Israel Limited	Israel
Albemarle Italy S.R.L.	Italy
Albemarle Japan Corporation	Japan
Albemarle Japan Holdings B.V.	Netherlands
Albemarle Knight Lux 1 Holdings Corporation	Delaware
Albemarle Korea Corporation	Korea
Albemarle Management (Shanghai) Co., Ltd.	China
Albemarle Medway U.K. Limited	United Kingdom
Albemarle Middle East FZE	United Arab Emirates
Albemarle Netherlands B.V.	Netherlands
Albemarle Netherlands Holdings, BV	Netherlands
Albemarle Netherlands Holdings, CV	Netherlands
Albemarle Overseas Employment Corporation	Virginia
Albemarle Quimica LTDA	Brazil
Albemarle Saudi Trading Company	Saudi Arabia
Albemarle Singapore PTE LTD	Singapore
Albemarle Spain S.L.U.	Spain
Albemarle Taiwan Limited	Taiwan

NAME	PLACE OF FORMATION
Albemarle Virginia Corporation	Virginia
AM Craig Ltd.	United Kingdom
Ardrox Ltd.	United Kingdom
BCI Pensions Trustees Ltd.	United Kingdom
Brent Europe Ltd.	United Kingdom
Brent International B.V.	Netherlands
Caledonian Applied Technology Limited	United Kingdom
Chemetall (Australasia) Pty. Ltd.	Australia
Chemetall (Proprietary) Ltd.	South Africa
Chemetall (Thailand) Co. Ltd.	Thailand
Chemetall AB	Sweden
Chemetall Asia Pte. Ltd.	Singapore
Chemetall B.V.	Netherlands
Chemetall Canada, Limited	Canada
Chemetall Corporation	Delaware
Chemetall do Brasil Ltda.	Brazil
Chemetall GmbH	Germany
Chemetall Hong Kong Ltd.	China
Chemetall Hungária Vegyianyagokat Gyártó es Forgalmazó Kft	Hungary
Chemetall India Company Ltd.	United Kingdom
Chemetall India Private Limited	India
Chemetall Italia S.r.l.	Italy
Chemetall Ltd.	United Kingdom
Chemetall Mexicana, S.A. de C.V.	Mexico
Chemetall New Zealand Ltd.	New Zealand
Chemetall Philippines Co. Ltd., Inc.	Philippines
Chemetall Polska Sp.z o.o.	Poland
Chemetall S.A.	Spain
Chemetall S.R.L.	Italy
Chemetall S.R.L.	Argentina
Chemetall Sanayi Kimyasallari Ticaret ve Sanayi A.S.	Turkey
Chemetall S.A.S.	France
Chemetall Surface Technologies China Co., Ltd.	China
Chemetall Surface Treatment Holding Co., Ltd.	Thailand
Chemetall US, Inc.	Delaware
Chemserve Ltd.	United Kingdom
Chillihurst Limited	United Kingdom
CM-Hilfe GmbH Unterstützungskasse	Germany
CSI Kemwood AB	Sweden
DNVJ Vermögensverwaltung GmbH	Germany
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
Excalibur Realty Company	Delaware
Excalibur II Realty Company	Delaware
Foote Chile Holding Company	Delaware

NAME	PLACE OF FORMATION
Foote Minera e Inversiones Ltda.	Chile
Jordan Bromine Company Limited	Jordan
KENDELL S.r.l.	Italy
Knight Chimiques de Spécialité S.A.S.	France
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
Knight Lux 3 S.à r.l.	Luxembourg
Knight Lux 4 S.à r.l.	Luxembourg
Metalon Environmental Management & Solutions GmbH	Germany
Nanjing Chemetall Surface Technologies Co., Ltd.	China
Ningbo Jinhai Albemarle Chemical and Industry Co., Ltd.	China
OOO Chemetall	Russia
Process Ink Holdings Ltd.	United Kingdom
Process Inks And Coatings Ltd.	United Kingdom
Rockwood Holdings, Inc.	Delaware
Rockwood Lithium, Inc.	Delaware
Rockwood Lithium GmbH	Germany
Rockwood Lithium India Pvt. Ltd.	India
Rockwood Lithium Japan K.K.	Japan
Rockwood Lithium Korea LLC	South Korea
Rockwood Lithium Shanghai Co., Ltd.	China
Rockwood Lithium Taiwan Co., Ltd.	Taiwan
Rockwood Lithium (UK) Ltd.	United Kingdom
Rockwood Litio Limitada	Chile
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group GmbH	Germany
Rockwood Specialties Group Finance GmbH	Germany
Rockwood Specialties Group, Inc.	Delaware
Rockwood Specialties LLC	Delaware
Rockwood Specialties Limited	United Kingdom
Rockwood Vermögensverwaltung GmbH	Germany
Rockwood Vermögensverwaltung S.à r.l. & Co. KG	Germany
RT Lithium Limited	United Kingdom
RSG Immobilien GmbH	Germany
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited	China
Shanghai Chemetall Chemicals Co., Ltd.	China
The Brent Manufacturing Company Ltd.	United Kingdom